                    SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934
                            ------------------------

      Date of Report (Date of earliest event reported): April 19, 2007

                                VOYAGER PETROLEUM, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                     NEVADA
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)

           0-32737                                       88-049002272
------------------------------                 ---------------------------------
   (Commission File Number)                    (IRS Employer Identification No.)

                   16 East Hinsdale Avenue, Hinsdale, IL 60521
     -----------------------------------------------------------------------
               Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (630) 325-7130

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
---------  ------------------------------------------

On April 19, 2007, Sovereign Oil, Inc.("Sovereign Oil"), a newly formed
Nevada corporation and wholly-owned subsidiary of Voyager Petroleum, Inc., entered into a lease agreement ("Agreement") with North American Refining Co. ("North American Refining"), a Delaware corporation, located in McCook, Illinois. North American Refining is a local compounding and blending facility with bottling capabilities. Sovereign Oil will lease the blending facility for a ninety-day trial period which will be used to blend and dry reclaimed used oil for use in lubricant oil products which will be sold to the automotive and industrial after-markets. We will also have access to a loading dock, up to twenty storage tanks and associated equipment. The total lease price is $10.00 for the ninety-day lease period with blending and drying fees at $0.15 per gallon which are payable monthly on the tenth day following the last day of each month for the previous month's activity. North American has the right to terminate the Agreement within fifteen days written notice.

Under the terms of the Agreement, each party is responsible for any loss that arises out of the actions of its own employees, servants and agents with indemnification to the other party for any such actions. We intend to hire one to two employees to work at this location.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
---------  ----------------------------------------------------------

See Item 1.01 above.

Item 9.01  Financial Statements and Exhibits
---------  ---------------------------------

(d) Exhibits

10.1     Lease Agreement between North American Refining Co. and
         Sovereign Oil, Inc., a wholly-owned subsidiary of Voyager Petroleum, Inc., dated April 19, 2007



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 20, 2007              VOYAGER PETROLEUM,INC.

                                   By: /s/ Sebastien C. DuFort
                                   -------------------------------
                                   President


                                       3